Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland
PRESS RELEASE
Noble Corporation Reports 2009 Earnings of $6.42 per Share on Revenues of $3.6 Billion;
Fourth Quarter Earnings Increased to $1.72 per Diluted Share on Revenues of $940 Million
ZUG, Switzerland, January 27, 2010 — Noble Corporation (NYSE: NE) today reported fourth quarter 2009 earnings of $446 million, or $1.72 per diluted share, versus $419 million, or $1.58 per diluted share, for the fourth quarter of 2008. Per-share earnings were up 8.9 percent from the fourth quarter of 2008 and up 5.5 percent from the $1.63 per share reported for the third quarter of 2009. Earnings for the full year 2009 totaled $6.42 per diluted share compared with $5.81 per diluted share in 2008. Results for the fourth quarter include $6.5 million or $0.03 per diluted share benefit related to a settlement of tax-related issues in the Middle East.
“Noble’s efforts to manage costs, advance our safety culture and deliver top-tier margins continued through the fourth quarter of 2009,” said David W. Williams, Chairman, President and Chief Executive Officer. “In spite of a turbulent year in both the financial and drilling markets, our team’s focused efforts enabled us to end the year with our best ever safety results, a strong balance sheet and record earnings per share. At the same time, we continued to fund the expansion and modernization of our fleet, repurchase shares, provide outstanding service to our customers and drive value for our shareholders.”
Contract drilling services revenues for the fourth quarter 2009 were $894 million, up 1.3 percent from the year-earlier quarter. Contract drilling margins for the fourth quarter 2009 were approximately 70 percent, generating $622 million in net cash provided by operating activities during the quarter and $2.1 billion for full year 2009. The Company invested $539 million in capital projects during the quarter, bringing full-year capital spending for 2009 to $1.4 billion. Debt as a percentage of total capitalization decreased to 10 percent at December 31, 2009, from approximately 10.5 percent at the end of the third quarter 2009.
The Company repurchased 1.75 million of its shares during the fourth quarter 2009 at a total cost of $74 million and at an average price per share of $42.06. For the full year 2009, Noble repurchased approximately 5.5 million of its shares at an average price per share of $34.10 for a total cost of $187 million.
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Operations Highlights
At year end 2009, approximately 54 percent of the Company’s available rig operating days was committed for 2010 and approximately 26 percent was committed for 2011. The Company’s total backlog at December 31, 2009 was approximately $8.1 billion.
Noble’s newbuild 10,000-foot dynamically positioned deepwater semisubmersible Noble Danny Adkins, which has recently arrived in the U.S. Gulf of Mexico, is expected to commence drilling operations with Shell in the first quarter of 2010.
In Brazil, the newbuild dynamically positioned deepwater semisubmersible Noble Dave Beard is undergoing acceptance trials and is expected to commence operations under its five year contract with Petrobras in February.
In Mexico, Noble executed short term extensions for the Noble Leonard Jones and the Noble Eddie Paul, currently working for Pemex. The Noble Eddie Paul has been extended until June 3, 2010 and the Noble Leonard Jones has been extended until June 22, 2010. The extensions on both units are at a rate of $127,900 per day. Additionally, Noble has commenced a dialogue regarding short-term extensions on the Noble Lewis Dugger and the Noble John Sandifer, also in Mexico.
Outlook
“We expect to begin to realize the benefits of our fleet expansion program in 2010,” continued Williams. “The commencements of operations of three new ultra-deepwater units, coupled with our outstanding backlog, give us positive momentum for the year ahead. At the same time, we will stay focused on fundamentals and work hard to create value for the shareholders.”
About Noble Corporation
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 62 offshore drilling units (including three rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the Mediterranean, the North Sea, Brazil, and West Africa. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
Statements regarding earnings, costs, revenue, rig demand, fleet performance, contract commitments, dayrates, contract commencements, contract extensions or renewals, newbuilds, fleet expansion or composition, industry fundamentals, global economic conditions, financial strength, contract backlog, customer base, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q’s and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Noble has scheduled a conference call and webcast related to its fourth quarter and full year 2009 results on Thursday, January 28, 2010, at 8:00 a.m. U.S. Central Standard Time. Interested parties are invited to listen to the call by dialing 1-866-461-7129, or internationally 1-706-679-3084, using access code: 38607606 or by asking for the Noble Corporation conference call. Interested parties may also listen over the Internet through a link posted in the Investor Relations section of the Company’s Web site.
A replay of the conference call will be available on Thursday, January 28, 2010, beginning at 10:00 a.m. U.S. Central Standard Time, through Friday, February 12, 2010, ending at 5:00 p.m. U.S. Central Standard Time. The phone number for the conference call replay is 1-800-642-1687 or, for calls from outside of the U.S., 1-706-645-9291, using access code: 38607606. The replay will also be available on the Company’s Web site following the end of the live call. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.”
1/27/10
For additional information, contact:
For Investors: Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
 Noble Drilling Services Inc., 281-276-6440
For Media: John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating revenues
Contract drilling services	$894,184	$882,538	$3,509,755	$3,298,850
Reimbursables	37,234	19,340	99,201	90,849
Labor contract drilling services	8,455	7,732	30,298	55,078
Other	253	544	1,530	1,724

	940,126	910,154	3,640,784	3,446,501

Operating costs and expenses
Contract drilling services	264,012	265,765	1,006,764	1,011,882
Reimbursables	32,954	15,541	85,035	79,327
Labor contract drilling services	4,928	5,279	18,827	42,573
Depreciation and amortization	112,667	93,252	408,313	356,658
Selling, general and administrative	19,361	17,176	80,262	74,143
(Gain)/loss on asset disposal/involuntary conversion, net	(214)	(964)	30,839	(26,485)

	433,708	396,049	1,630,040	1,538,098

Operating income	506,418	514,105	2,010,744	1,908,403

Other income (expense)
Interest expense, net of amount capitalized	(424)	(1,956)	(1,685)	(4,388)
Interest income and other, net	1,848	1,430	6,843	8,443

Income before income taxes	507,842	513,579	2,015,902	1,912,458
Income tax provision	(61,427)	(95,012)	(337,260)	(351,463)

Net income	$446,415	$418,567	$1,678,642	$1,560,995

Net income per share
Basic	$1.72	$1.59	$6.44	$5.85
Diluted	$1.72	$1.58	$6.42	$5.81

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$735,493	$513,311
Accounts receivable	647,454	644,840
Insurance receivables	6,971	13,516
Prepaid expenses	26,938	21,207
Other current assets	66,334	47,467

Total current assets	1,483,190	1,240,341

Property and equipment
Drilling equipment and facilities	8,666,750	7,427,908
Other	143,477	105,340

	8,810,227	7,533,248
Accumulated depreciation	(2,175,775)	(1,886,231)

	6,634,452	5,647,017

Other assets	279,254	219,441

Total assets	$8,396,896	$7,106,799

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$—	$172,698
Accounts payable	197,800	259,107
Accrued payroll and related costs	100,167	75,449
Taxes payable	68,760	107,211
Interest payable	11,258	11,325
Other current liabilities	55,962	53,203

Total current liabilities	433,947	678,993

Long-term debt	750,946	750,789
Deferred income taxes	300,231	265,018
Other liabilities	123,340	121,284

Total liabilities	1,608,464	1,816,084

Commitments and contingencies

Shareholders’ equity
Shares — par value 4.85 Swiss francs per share; 414,399 shares authorized, 138,133 additional shares conditionally authorized, 276,266 shares issued and 261,975 shares outstanding as of December 31, 2009;	1,130,607
Ordinary shares — par value $.10 per share; 400,000 shares authorized; 261,899 shares issued and outstanding at December 31, 2008		26,190
Capital in excess of par value	—	402,115
Retained earnings	5,855,737	4,919,667
Treasury shares - 3,750 shares held	(143,031)	—
Accumulated other comprehensive loss	(54,881)	(57,257)

Total shareholders’ equity	6,788,432	5,290,715

Total liabilities and shareholders’ equity	$8,396,896	$7,106,799

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 31,
	2009	2008
Cash flows from operating activities
Net income	$1,678,642	$1,560,995
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	408,313	356,658
(Gain)/loss on asset disposal/involuntary conversion, net	30,839	(26,485)
Deferred income tax provision	36,866	51,026
Share-based compensation expense	37,995	35,899
Pension contributions	(17,639)	(21,439)
Net change in other assets and liabilities	(38,300)	(68,462)

Net cash from operating activities	2,136,716	1,888,192

Cash flows from investing activities
New construction	(717,148)	(799,736)
Other capital expenditures	(594,957)	(323,955)
Major maintenance expenditures	(119,393)	(107,630)
Accrued capital expenditures	(63,561)	40,830
Hurricane insurance receivables	—	21,747
Proceeds from disposal of assets	—	39,451

Net cash from investing activities	(1,495,059)	(1,129,293)

Cash flows from financing activities
Borrowings on bank credit facilities	—	30,000
Payments on bank credit facilities	—	(130,000)
Proceeds from issuance of senior notes, net	—	249,238
Payments of other long-term debt	(172,700)	(10,335)
Net proceeds from employee stock transactions	5,062	9,304
Tax benefit of employee stock transactions	—	3,467
Dividends/par value reduction payments	(47,939)	(244,198)
Repurchases of shares	(203,898)	(314,122)

Net cash from financing activities	(419,475)	(406,646)

Net increase in cash and cash equivalents	222,182	352,253
Cash and cash equivalents, beginning of period	513,311	161,058

Cash and cash equivalents, end of period	$735,493	$513,311

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended December 31,						Three Months Ended September 30,
	2009			2008			2009
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$894,184	$—	$894,184	$882,538	$—	$882,538	$874,969	$—	$874,969
Reimbursables	36,199	1,035	37,234	18,060	1,280	19,340	21,511	944	22,455
Labor contract drilling services	—	8,455	8,455	—	7,732	7,732	—	7,490	7,490
Other	253	—	253	530	14	544	509	212	721

	$930,636	$9,490	$940,126	$901,128	$9,026	$910,154	$896,989	$8,646	$905,635

Operating costs and expenses
Contract drilling services	$264,012	$—	$264,012	$265,765	$—	$265,765	$250,842	$—	$250,842
Reimbursables	31,967	987	32,954	14,329	1,212	15,541	17,811	906	18,717
Labor contract drilling services	—	4,928	4,928	—	5,279	5,279	—	4,642	4,642
Depreciation and amortization	110,054	2,613	112,667	91,104	2,148	93,252	100,669	2,576	103,245
Selling, general and administrative	19,297	64	19,361	17,073	103	17,176	21,629	71	21,700
(Gain)/loss on asset disposal/ involuntary conversion, net	—	(214)	(214)	—	(964)	(964)	2,076	—	2,076

	$425,330	$8,378	$433,708	$388,271	$7,778	$396,049	$393,027	$8,195	$401,222

Operating income	$505,306	$1,112	$506,418	$512,857	$1,248	$514,105	$503,962	$451	$504,413

Operating statistics
Jackups:
Average Rig Utilization	81%			88%			80%
Operating Days	3,218			3,354			3,183
Average Dayrate	$131,975			$151,601			$143,388

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%			100%			98%
Operating Days	721			644			631
Average Dayrate	$450,459			$364,180			$434,435

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			100%			100%
Operating Days	276			276			276
Average Dayrate	$254,820			$249,603			$261,167
Drillships:
Average Rig Utilization	100%			67%			100%
Operating Days	276			184			276
Average Dayrate	$269,615			$326,170			$243,186

Submersibles:
Average Rig Utilization	0%			67%			42%
Operating Days	—			184			78
Average Dayrate	$—			$56,903			$65,944

Total:
Average Rig Utilization	83%			88%			83%
Operating Days	4,491			4,642			4,444
Average Dayrate	$199,122			$190,137			$196,900

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2009	2008	2009	2008
Allocation of net income
Basic
Net income	$446,415	$418,567	$1,678,642	$1,560,995
Earnings allocated to unvested share-based payment awards	(4,647)	(3,534)	(16,811)	(13,195)

Net income to common shareholders — basic	$441,768	$415,033	$1,661,831	$1,547,800

Diluted
Net income	$446,415	$418,567	$1,678,642	$1,560,995
Earnings allocated to unvested share-based payment awards	(4,628)	(3,525)	(16,758)	(13,131)

Net income to common shareholders — diluted	$441,787	$415,042	$1,661,884	$1,547,864

Weighted average number of shares outstanding — basic	256,507	261,501	258,035	264,782
Incremental shares issuable from assumed exercise of stock options	1,090	688	856	1,567

Weighted average number of shares outstanding — diluted	257,597	262,189	258,891	266,349

Weighted average unvested share-based payment awards	2,699	2,227	2,611	2,224

Earnings per share
Basic	$1.72	$1.59	$6.44	$5.85
Diluted	$1.72	$1.58	$6.42	$5.81